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                                                                 Exhibit 10.15

                          MANAGEMENT SERVICES AGREEMENT


         THIS MANAGEMENT SERVICES AGREEMENT (the "Agreement") is made effective the 2d day of September, 1998 by and between WebOne, Inc., a Delaware corporation ("WebOne") and Commonwealth Principals II, LLC, a Delaware limited liability company ("Commonwealth II").

         WHEREAS, WebOne has been formed to execute a consolidation of a group of firms that provide high level consulting services for businesses wishing to market through the internet and contemporaneous initial public offering ("IPO") of its common stock. (the "Plan");

         WHEREAS, WebOne desires to retain the services of Commonwealth II to assist in the execution of the Plan and the parties desire to enter into an Agreement to evidence the terms and conditions of such an engagement;

         NOW, THEREFORE, in consideration of the promises and mutual covenants contained in this Management Services Agreement, it is agreed as follows:

         SECTION 1.        CONSULTING TERMS AND DUTIES.

         (a) Upon the terms and conditions set forth herein, WebOne hereby retains and engages Commonwealth II, and Commonwealth II hereby accepts such engagement and agrees to render services to WebOne designed to assist its execution of the Plan.

         (b) By way of example it is anticipated that Commonwealth II will provide the following services --

                  (i) Professional services to manage and execute the Plan,

                  (ii) Identification and placement of senior executives to manage WebOne before and after the IPO,

                  (iii) Identification of legal and auditing professionals to represent WebOne in connection with the consolidation and IPO, and

                  (iv) Loans to fund the execution of the Plan.

         SECTION 2. TERM. The term of Commonwealth II's retention and engagement by WebOne under this Agreement (the "Term") shall commence with the effective date of this agreement (the "Commencement Date") and shall continue for the earlier of the Closing and twenty-four months, unless earlier terminated pursuant to Section 6 of this Agreement.

         SECTION 3. CONSIDERATION In consideration for the services rendered pursuant to this Management Services Agreement, WebOne will pay to Commonwealth II the following:


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         (a) CONSULTING FEES. WebOne will pay to Commonwealth II a fee in cash at Closing equal to the amount incurred by Commonwealth II in compensation paid or promised to consultants, advisors, accountants and other professionals engaged by it to execute the plan.

         (b) REIMBURSEMENT OF EXPENSES. WebOne will pay to Commonwealth II at Closing the amount incurred or accrued by Commonwealth II for -

                  (i) those reasonable and necessary out-of-pocket expenses in furtherance of the Plan, including an allocation for overhead ("Expenses"); and

                  (ii) interest on Preferred Investors' invested capital, not otherwise accrued under a loan described in Section 4.

         (c) RETURN. WebOne will pay to Commonwealth II at Closing an amount equal to the sum of individual calculations of a return on each dollar expended and interest cost incurred by Commonwealth II described in Subsections (a) and
(b), above, at the Prime Rate from the date the dollar is expended by Commonwealth II until payment in full hereunder.

         SECTION 4.        LOANS.

         Subject to its privilege to terminate its commitment at any time and for any reason, Commonwealth II agrees to make loans to WebOne under the terms and conditions provided in the Credit Agreement attached as EXHIBIT A and hereby made a part hereof.

         SECTION 5. TERMINATION This Agreement may be terminated by either party with 30 days prior written notice.

         SECTION 6. ARBITRATION. Excluding the right of WebOne to seek injunctive relief, all claims (pursuant to Federal or state statutes or by common law), controversies, differences or disputes between the parties arising out of or relating to this Agreement or related or referenced exhibits or the alleged breach thereof shall be settled by arbitration in accordance with the rules then in effect of the American Arbitration Association at the time of the dispute. After an award is rendered by the arbitrator(s), a judgment may be entered in any court of competent Jurisdiction. The arbitration shall occur in Fairfax County, Virginia to the exclusion of all other locations. The arbitrators can only award actual and NOT punitive, trebled or exemplary damages and cannot add to or subtract from the terms of this Agreement. The parties agree that the arbitrators may include provisions for the payment of costs and expenses, including reasonable attorneys' fees as part of any ruling or award made thereunder. The parties acknowledge that arbitration shall be the sole, final, binding and exclusive remedy of the parties with respect to any such matter for which arbitration is undertaken hereunder.

         SECTION 7.        MISCELLANEOUS

                  (a) NOTICES. Any notice or other communication required or permitted hereunder shall be in writing and shall be delivered personally, sent by facsimile



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          transmission (with a copy also sent by another means herein provided for), sent by certified, registered or express mail, postage prepaid or sent by reputable air courier. Any such notice shall be deemed given when so delivered personally or sent by facsimile transmission (with issuance by the transmitting machine of a confirmation of successful transmission) or, if mailed, five days after the date of deposit in the United States mail or, if sent by courier, two days after the date of deposit with much courier, addressed as follows:

                                    (i)     if to WebOne to:



                                            Attention:
                                                       ----------------

                                    (ii)    if to Commonwealth II, to:

                                            Commonwealth Principals
                                            8500 Leesburg Pike
                                            Suite 601
                                            Vienna, VA 22182
                                            Attention: J. Marshall Coleman

                                            Telecopy:   (703) 288-3085


         Any party may change its address for notice hereunder by notice to the other party hereto given in accordance herewith.

                  (b) ASSIGNABILITY. This Agreement shall not be assignable by either party hereto without the prior written consent of the other party, which consent, if requested of WebOne by Commonwealth II, shall not be unreasonably withheld, and any such purported assignment shall be void AB INITIO.

                  (c) GOVERNING LAW. The parties agree that this Agreement shall be construed and governed in accordance with the internal laws of the Commonwealth of Virginia, without giving effect to principles of conflicts of laws.

                  (d) BINDING EFFECT. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, legal representatives, executors, administrators, successors and permitted assigns.

                  (e) COUNTERPARTS. This Agreement may be executed simultaneously in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.



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                  (f) ENTIRE AGREEMENT. This Agreement represents the entire agreement and understanding of the parties hereto with respect to the matters set forth herein. This Agreement supersedes all prior negotiations, discussions, correspondence, communications, understandings and agreements between parties, written or oral, relating to the subject matter of this Agreement. This Agreement may be amended, superseded, cancelled, renewed, or extended and the terms hereof may be waived, only by a written instrument signed by the parties hereto or, in the case of a waiver, by the party waiving compliance.

                  (g) WAIVERS. No delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof. Nor shall any waiver on the part of any party of any such right, power or privilege hereunder, nor any single or partial exercise of any right, power or privilege hereunder, preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder.

                  (h) HEADINGS. The headings in this Agreement are inserted for convenience only and are not to be considered in the interpretation or construction of the provisions hereof.

                  (i) DEFINITIONS. For purposes of this Agreement, the following terms have the meanings referred to in this Section 8:

                  "Closing" - means the consummation of the merger and conversion of ownership interests of the Founding Companies contemporaneously with the closing of the IPO of WebOne common stock.

                   "Founding Companies" - means the companies that make up the consolidated group of companies described in the final Registration Statement on Form S-1 filed with the Securities Exchange Commission covering the offer and sale of WebOne common stock in the IPO.

                  "Prime Rate" - means the prime rate of interest cumulative, non-compounded as reported by the Wall Street Journal from time to time under its Money Rate column.



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         IN WITNESS WHEREOF, WebOne and Commonwealth II have signed this
Agreement this __ day of September, 1998.

                                            WEBONE, INC.



                                            By: /s/ J. Marshall Coleman
                                               ---------------------------------
                                                J. Marshall Coleman
                                                Chairman

                                                COMMONWEALTH PRINCIPALS II, LLC



                                            By: /s/ [illegible]
                                               ---------------------------------







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